                                               AMENDED AND RESTATED
                                           INVESTMENT ADVISORY AGREEMENT

     THIS  AGREEMENT  made as of the 1st day of  January,  2005,  by and between
Oppenheimer  Capital Income Fund,  formerly  known as Oppenheimer  Equity Income
Fund  (hereinafter  referred  to as  the  "Fund"),  and  OppenheimerFunds,  Inc.
(hereinafter the "Manager").

     WHEREAS, the Fund is an open-end, diversified investment company registered as such with the Securities and Exchange Commission (the "Commission")  pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act")
and the Manager is an investment  adviser registered as such with the Commission under the Investment Advisers Act of 1940; and

     WHEREAS,  the Fund  desires  that OFI shall act as its  investment  adviser pursuant to this  Agreement,  which amends and restates the Investment  Advisory
Agreement dated April 16, 1998 by and between the Fund and OFI;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provisions.

     The Fund hereby  employs the Manager and the Manager  hereby  undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are  hereinafter  set forth.  The Manager shall,  in all matters,  give to the Fund and its Board of  Trustees  the  benefit  of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the Investment  Company Act and any rules and regulations  thereunder;  (ii) any other applicable provisions of state or federal law; (iii) the provisions of the
Declaration of Trust and By-Laws of the Fund as amended from time to time;  (iv)
policies  and  determinations  of the Board of  Trustees  of the  Fund;  (v) the
fundamental policies and investment restrictions of the Fund as reflected in its registration  statement  under  the  Investment  Company  Act and in the  Fund's
By-Laws,  or as such  policies  may, from time to time, be amended by the Fund's shareholders;  and (vi) the  Prospectus of the Fund in effect from time to time.
The  appropriate  officers and employees of the Manager shall be available  upon reasonable notice for consultations with any of the Trustees and officers of the
Fund with  respect to any matters  dealing  with the business and affairs of the
Fund including the valuation of any of the Fund's portfolio securities which are either not  registered  for public  sale or not being  traded on any  securities market.

2.       Investment Management.

     (a) The Manager  shall,  subject to the direction and control by the Fund's
Board of Trustees (i) regularly provide investment advice and recommendations to the Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the Fund and the  composition  of its portfolio and  determine  what  securities shall be  purchased  or sold by the Fund;  and  (iii)  arrange,  subject  to the provisions  of paragraph "6" hereof,  for the purchase of  securities  and other investments for the Fund and the sale of securities and other  investments  held in the portfolio of the Fund. The Manager shall also conduct  investigations and research in the  securities  field and  furnish to the Fund's  Board of Trustees statistical and other factual information and reports on industries,  businesses or  corporations,  to assist the  Manager  and the Fund's  Board of  Trustees in furthering the  investment  policies of the Fund; and the Manager shall compile, for its use and that of the Fund,  and furnish to the Fund's  Board of Trustees, information  and advice on economic and business  trends,  and render such other complete  investment  management  services as may be necessary or appropriate to effectuate the investment of the resources of the Fund through the  acquisition, holding and disposition of portfolio securities.

     (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms of this  Agreement  and  subject  to the
provisions  of  paragraph  "6"  hereof,   the  Manager  may  obtain   investment
information,  research or assistance from any other person,  firm or corporation to supplement, update or otherwise improve its investment management services.

     (c) So long as it shall  have acted  with due care and in good  faith,  the
Manager shall not be liable for any loss sustained by reason of any  investment, the adoption of any investment policy, or the purchase, sale or retention of any security  irrespective  of whether the  determinations  of the Manager  relative thereto  shall have been  based,  wholly or partly,  upon the  investigation  or research  of any other  individual,  firm or  corporation  believed  by it to be reliable.  Nothing herein contained shall,  however, be construed to protect the
Manager  against  any  liability  to the Fund or its  shareholders  by reason of willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or by reason of its reckless  disregard of its  obligations  and duties under this Agreement.

     (d)  Nothing in this  Agreement  shall  prevent  the Manager or any officer thereof from acting as investment adviser or performing  management services for any other person, firm or corporation and shall not in any way limit or restrict the Manager or any of its directors,  officers,  shareholders  or employees from buying,  selling or trading any  securities  for its or their own account or for the  account  of others for whom it or they may be  acting,  provided  that such activities will not adversely  affect or otherwise impair the performance by the
Manager of its duties and obligations under this Agreement, nor adversely affect the Fund.

3.       Other Duties of the Manager.

     The Manager shall, at its own expense, provide and supervise the activities of all executive,  administrative and clerical personnel as shall be required to provide  effective  administration  for the Fund,  including the compilation and maintenance  of such records with respect to its operations as may reasonably be required;  the  preparation  and filing of such reports with respect  thereto as shall be required by the  Commission,  and the laws of any state,  territory  or possession of the United States or any foreign country;  composition of periodic reports  with  respect  to its  operations  for the  shareholders  of the  Fund;
composition of proxy materials for meetings of the Fund's shareholders;  and the composition  of such  registration  statements  as may be  required  by  federal securities laws and the laws of any state, territory or possession of the United
States or any foreign country for continuous  public sale of shares of the Fund.
The Manager  shall,  at its own cost and expense,  provide such officers for the
Fund as the Fund's Board may request and shall also provide the Fund's Trustees, at their request,  with adequate office space,  and normal office  equipment and secretarial  assistance as may be necessary for them to perform their  functions as such, and the Manager shall, at its own cost and expense, calculate the daily net asset value of the Fund's shares and maintain the Fund's general  accounting books  and  records.  The cost and  expenses  of the  Manager  set forth in this paragraph 3 do not include the  transfer  agent and other costs and expenses set forth in paragraph 4 following.

4.       Allocation of Expenses to the Fund.

     All other costs and expenses  not  expressly  assumed by the Manager  under this  Agreement,  or to be paid by the General  Distributor of the shares of the
Fund,  shall be paid by the Fund,  including but not limited to (i) interest and taxes;  (ii) brokerage  commissions;  (iii)  insurance  premiums on fidelity and other coverage  requisite to its operations;  (iv)  compensation and expenses of its  Trustees  except as  qualified  further in this  paragraph 4; (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and  expenses;  (vii)
expenses  incident to the redemption of its shares;  (viii) expenses incident to the  issuance  of its shares  against  payment  therefor  by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the  registration of the Fund's shares for public sale under federal securities laws or the laws of any state,  territory or possession of the United
States or any foreign country;  (x) expenses of printing and mailing reports and notices and proxy material to  shareholders of the Fund; (xi) except as noted in paragraph 3 hereof, all other expenses incidental to holding any meetings of the
Fund's shareholders;  and (xii) such extraordinary non-recurring expenses as may arise,  including  litigation,  affecting  the Fund and the legal  obligation or right  which the Fund may have to  indemnify  its  officers  and  Trustees  with respect thereto unless the Fund has the right to recover said indemnity payments from the  Manager.  Any  officers  or  employees  of the  Manager  or any entity controlling, controlled by or under common control with the Manager who may also serve as  officers,  Trustees  or  employees  of the Fund shall not  receive any compensation by the Fund for their services.

5.       Compensation of the Manager.

     The Fund agrees to pay the Manager and the Manager agrees to accept as full compensation  for the  performance of all functions and duties on its part to be performed  pursuant to the  provisions  hereof,  a fee computed on the net asset value of the Fund as of the close of each  business  day and payable  monthly at the following annual rates:

            0.75% of the first $100 million of net assets;
            0.70% of the next $100 million;
            0.65% of the next $100 million;
            0.60% of the next $100 million;
            0.55% of the next $100 million; and
            0.50% of net assets in excess of $500 million.

6.       Portfolio Transactions and Brokerage.

     (a) The Manager will render all services  for the Fund in  connection  with placing  orders with  brokers and  dealers  for the  purchase,  sale or trade of securities for the Fund's portfolio.

     (b) The Manager is  authorized,  in arranging  the purchase and sale of the
Fund's portfolio  securities,  to employ or deal with such members of securities
exchanges,   brokers  or  dealers  (hereinafter   "broker-dealers"),   including
"affiliated"  broker-dealers,  as that term is defined in the Investment Company
Act, as may, in its best  judgment,  implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable execution at
the  most  favorable   security  price   obtainable)  of  the  Fund's  portfolio
transactions  as well as to obtain,  consistent  with provisions of subparagraph
(c) of this paragraph 6, the benefit of such investment  information or research as will be of  significant  assistance to the  performance by the Manager of its investment management functions.

     (c) The Manager shall select  broker-dealers to effect the Fund's portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will  be  judged  by the  Manager  on the  basis  of all  relevant  factors  and considerations  including,  insofar  as  feasible,  the  execution  capabilities required by the transaction or transactions;  the ability and willingness of the broker-dealer to facilitate the Fund's  portfolio  transactions by participating therein for its own account; the importance to the Fund of speed,  efficiency or confidentiality;  the broker-dealer's  apparent familiarity with sources from or to whom particular  securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer  for particular and related transactions of the Fund.

     (d) The Manager  shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers (other than  affiliated  broker-dealers)  qualified  to obtain best  execution  of such transactions  and who provide  "brokerage  and/or  research  services"  (as such services  are defined in Section 28 (e) (3) of the  Securities  Exchange  Act of
1934)  for the Fund  and/or  other  accounts  for which  the  Manager  exercises
"investment  discretion"  (as that term is  defined in Section 3 (a) (35) of the
Securities   Exchange   Act  of  1934)  and  to  cause  the  Fund  to  pay  such
broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified  to effect such  transaction  would have  charged for  effecting  that transaction,  if the Manager determines,  in good faith, that such commission is reasonable in relation to the value of the brokerage  and/or  research  services provided  by such  broker-dealer,  viewed  in terms of  either  that  particular transaction  or the  Manager's  overall  responsibilities  with  respect  to the accounts  as to which it  exercises  investment  discretion.  In  reaching  such determination,  the Manager  will not be required to place or attempt to place a specific  dollar value on the brokerage  and/or  research  services  provided or being provided by such broker-dealer.  In demonstrating that such determinations were  made in good  faith,  the  Manager  shall  be  prepared  to show  that all commissions were allocated for purposes  contemplated by this Agreement and that the total commissions paid by the Fund over a representative  period selected by the Fund's Trustees were reasonable in relation to the benefits to the Fund.

     (e)  The  Manager  shall  have  no  duty  or  obligation  to  seek  advance competitive  bidding for the most favorable  commission  rate  applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted"  commission rate but will, to the best of its ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of its  Board of
Trustees and the provisions of this paragraph 6.

     (f) Transactions with affiliated  broker-dealers are required to conform to a number of  restrictions  and  conditions:  (1) affiliated  broker-dealers  may effect  portfolio  transactions  for the Fund only if the  commissions,  fees or other  remuneration  received  or to be  received  by  them  are  determined  in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment  Company Act for determining the permissible  level of such commissions; and (2) if required by Section 11(a) of the Securities Exchange Act of 1934,  affiliated  broker-dealers may not receive  compensation in connection with any portfolio  transaction  effected on a national  securities exchange for the Fund if the affiliated  broker-dealers  are members of such exchange  unless
there  is  an  effective   separate  written  contract  between  the  affiliated
broker-dealers  and the Fund expressly  providing  otherwise and which refers to said Section 11(a) and the rules  promulgated  thereunder  and provides that any transactions executed on an exchange of which the affiliated  broker-dealers are members must be executed on the floor of such  exchange by a member which is not an "associated person" of the affiliated broker-dealers.

7.       Duration.

     This Agreement will take effect on the date first set forth above and shall continue in effect from year to year, unless earlier  terminated by operation of law, so long as such continuance  shall be approved annually by the Fund's Board of  Trustees,  including  the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested  persons of any such party, cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a majority of the outstanding  voting  securities of the Fund and by such a vote of the Fund's Board of Trustees.

8.       Termination.

     This  Agreement  may be  terminated  (i) by the Manager at any time without penalty by giving sixty days' written  notice (which notice may be waived by the
Fund);  or (ii) by the Fund at any time without penalty upon sixty days' written notice to the Manager (which notice may be waived by the Manager), provided that such  termination  by the Fund shall be  directed  or  approved  by the Board of
Trustees  of the  Fund  or by the  vote  of the  holders  of a  majority  of the outstanding voting securities of the Fund.

9.       Assignment or Amendment.

     This  Agreement may not be amended or the rights of the Manager  thereunder sold,  transferred,  pledged or otherwise in any manner  encumbered  without the affirmative  vote or written  consent  of the  holders  of the  majority  of the outstanding  voting  securities of the Fund; this Agreement shall  automatically and immediately terminate in the event of its assignment.

10.      Disclaimer of Shareholder Liability.

     The  Manager  understands  that  the  obligations  of the Fund  under  this
Agreement  are  not  binding  upon  any  Trustee  or  shareholder  of  the  Fund personally,  but  bind  only  the  Fund and the  Fund's  property.  The  Manager represents  that it has notice of the provisions of the  Declaration of Trust of the Fund disclaiming  Trustee and shareholder  liability for acts or obligations of the Fund.

11.      Use of Name "Oppenheimer".

     The Manager hereby grants to the Fund a royalty-free, non-exclusive license to use the name  "Oppenheimer"  in the name of the Fund for the duration of this
Agreement and any  extensions or renewals  thereof.  To the extent  necessary to protect the Manager's  rights to the name  "Oppenheimer"  under  applicable law, such license  shall allow the Manager to inspect and,  subject to control by the
Fund's  Board,  control the nature and  quality of services  offered by the Fund under such name.  Such license  may,  upon  termination  of this  Agreement,  be terminated by the Manager,  in which event the Fund shall promptly take whatever action may be  necessary to change its name and  discontinue  any further use of the  name  "Oppenheimer"  in the  name  of  the  Fund  or  otherwise.  The  name
"Oppenheimer"  may  be  used  by  the  Manager  in  connection  with  any of its activities, or licensed by the Manager to any other party.

12.      Definitions.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner  consistent  with the provisions  and  definitions of the Investment
Company Act and other applicable laws.

                               Oppenheimer Capital Income Fund

                                   /s/ Robert G. Zack

                               By:     Robert G. Zack
                                      Vice President and Secretary

                                  OppenheimerFunds, Inc.

                                   /s/ John V. Murphy
                                 By:   John V. Murphy
                                      Chairman, President and
                                      Chief Executive Officer